UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 28, 2007
Adeza Biomedical Corporation
(Exact name of registrant as specified in its charter)
000-20703
(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	77-0054952 (I.R.S. Employer Identification No.)
1240 Elko Drive
Sunnyvale, California 94089
(Address of principal executive offices, with zip code)
(408) 745-0975
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 28, 2007, the Board of Directors (the “Board”) of Adeza Biomedical Corporation (the “Company”) approved increases to the base salaries for the Company’s named executive officers (as defined in Item 402 of Regulation S-K promulgated by the Securities and Exchange Commission). The Compensation Committee of the Board determines the annual salary adjustments of the Company’s named executive officers by evaluating the competitive marketplace, the performance of the Company, the performance of each executive and the operational areas of the Company for which that executive is responsible, and the responsibilities assumed by that executive. Each of the named executive officers received a merit increase in base salary, retroactive to February 1, 2007. The base salaries for the named executive officers retroactive to February 1, 2007, are as set forth across from each such officer’s name below:

		Base Salary Retroactive
Name	Title	to February 1, 2007
Emory V. Anderson	President and Chief Executive Officer	$402,251
Mark D. Fischer-Colbrie	SVP, Finance and Administration and Chief Financial Officer	$280,027
Durlin E. Hickok	SVP, Medical Affairs	$276,203
Marian E. Sacco	SVP, Sales and Marketing	$280,399
Robert O. Hussa	Vice President, Research and Development	$215,955

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADEZA BIOMEDICAL CORPORATION
Date: March 6, 2007	By:	/s/ Mark D. Fischer-Colbrie
Mark D. Fischer-Colbrie
Chief Financial Officer